UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 15, 2006
Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	001-31552	87-0543688

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)
2100 ROOSEVELT AVENUE
SPRINGFIELD, MASSACHUSETTS
01104
(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On May 15, 2006, our Compensation Committee recommended and our Board of Directors approved the grant of an aggregate of 217,000 restricted stock unit awards to certain of our officers pursuant to our 2004 Incentive Compensation Plan and adopted a form of restricted stock unit award agreement. In connection with the grants, we entered into restricted stock unit award agreement with each of the following officers for the number of restricted stock units indicated:

Number of
Name	Restricted Stock Units
Michael F. Golden	90,000
Leland A. Nichols	44,000
John A. Kelly	22,000
Kenneth W. Chandler	22,000
Thomas L. Taylor	22,000
Ann B. Makkiya	17,000
     Pursuant to the agreements, each officer becomes vested in the restricted stock units as to one-third of the restricted stock units on each of the first, second, and third anniversaries of the date of grant. The stock underlying vested restricted stock units will be delivered on June 25th of each year. Each officer forfeits the unvested portion, if any, of his or her restricted stock units if the officer’s service to our company is terminated for any reason, except as may otherwise be determined by the administrator of our 2004 Incentive Compensation Plan. Upon a change in control of the company, the vesting on any unvested restricted stock units will accelerate and the delivery of the underlying shares will accelerate. The form of restricted stock unit award agreement for our 2004 Incentive Compensation Plan is attached hereto as Exhibit 10.56.
     Also on May 15, 2006, our Compensation Committee recommended and our Board of Directors approved an Incentive Compensation Program covering our executive officers for our fiscal year ending April 30, 2007. The program establishes two thresholds, based on our performance under three performance criteria: sales, operating profit, and return on assets. In the event we meet the objectives for each of the three performance criteria of the first threshold, we will establish an incentive pool of 1.5% of our fiscal 2007 operating income. The incentive pool would then be distributed among all our executive officers on a weighted pro rata basis calculated by multiplying the base salary of the Chief Executive Officer by 75% and the base salary of each other executive officer by 50%, which we call the modified base salary, and then distributing a percentage of the pool to an executive equal to which that the modified base salary for that executive officer bears to the modified base salaries for all executive officers. No incentive compensation will be payable if we do not achieve all three performance criteria.
     In the event we meet the objectives for each of the performance criteria of the second threshold, our Chief Executive Officer instead will receive incentive compensation equal to 75% of his base salary and each other executive officer instead will receive incentive compensation equal to 50% of base salary, plus, in each case, a percentage of base salary equal to the percentage by which our operating profit exceeds the operating profit performance criteria in the second threshold.

     Our Board of Directors also has established a $200,000 discretionary pool for incentive compensation for executive officers.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
Not applicable.

(b)	Pro Forma Financial Information.
Not applicable.

(c)	Shell Company Transactions.
Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits
10.56	Form of Restricted Stock Unit Award Agreement for 2004 Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: May 19, 2006	By:	/s/ John A. Kelly
John A. Kelly
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
10.56	Form of Restricted Stock Unit Award Agreement for 2004 Incentive Compensation Plan

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